Exhibit 10.1

July 9, 2020

Gary Burnison

c/o Korn Ferry

1900 Avenue of the Stars, Suite 2600

Los Angeles, CA 90067

RE:	Amended and Restated Employment Agreement dated as of March 30, 2018 between Korn Ferry (“Korn Ferry”) and Gary Burnison (“Employment Agreement”) and the Letter Agreement dated as of April 14, 2020

Dear Gary:

Reference is made to the Letter Agreement, dated April 14, 2020, between you and Korn Ferry, which amended the applicable terms and conditions of your Employment Agreement (the “Employment Agreement Amendment”). This letter amends the Employment Agreement Amendment by deleting the reference to “August 31, 2020” and substituting in its stead “December 31, 2020”, having the effect of extending the temporary reduction of your annual rate of base salary described in the Employment Agreement Amendment through December 31, 2020. It is agreed that the extension of the temporary salary reduction above shall not, alone, be a basis for Good Reason or any constructive termination claim and does not constitute Good Reason under your Employment Agreement. Except as expressly modified by this letter, the terms and conditions set forth in the Employment Agreement and the Employment Agreement Amendment remain in full force and effect and are incorporated herein by reference.

Please indicate your acceptance of this letter agreement amending your Employment Agreement and the Employment Agreement Amendment by signing and dating a copy of this letter agreement in the spaces provided below and returning such signed and dated copy to me. I thank you for your continued commitment to Korn Ferry.

Sincerely,
/s/ Christina Gold
Christina Gold

ACCEPTED AND AGREED TO:

/s/ Gary D. Burnison	July 9, 2020
Gary D. Burnison	Date of Signature